Exhibit 4.3

Form of Subordinated Debt Indenture

MITSUBISHI UFJ FINANCIAL GROUP, INC.

and

JPMORGAN CHASE BANK, N.A.

as Trustee

INDENTURE

Dated as of                     , 2006

Subordinated Debt Securities

MITSUBISHI UFJ FINANCIAL GROUP, INC.

Reconciliation and tie showing the location in the Indenture dated as of                     , 2006 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939.

Trust Indenture Act Section			Indenture Section
§310	(a	)(1)	609
	(a	)(2)	609
	(a	)(3)	Not Applicable
	(a	)(4)	Not Applicable
	(b	)	608
			610(d)
	(c	)	Not Applicable
§311	(a	)	613(a) and 613(c)
	(b	)	613(b) and 613(c)
	(c	)	Not Applicable
§312	(a	)	701
			702(a)
	(b	)	702(b)
	(c	)	702(c)
§313	(a	)	703(a)
	(b	)	703(b)
	(c	)	703(a) and 703(b)
	(d	)	703(d)
§314	(a	)	704
	(b	)	Not Applicable
	(c	)	102
	(c	)(1)	102
	(c	)(2)	102
	(c	)(3)	Not Applicable
	(d	)	Not-Applicable
	(e	)	102
§315	(a	)	601(a)
	(b	)	602
			703(a)(6)
	(c	)	601(b)
	(d	)	601(c)
	(d	)(1)	601(a)(1)
	(d	)(2)	601(c)(2)
	(d	)(3)	601(c)(3)
	(e	)	514
§316	(a	)(1)(A)	502 and 512
	(a	)(1)(B)	513
	(a	)(2)	Not Applicable
	(b	)	508
§317	(a	)(1)	503
	(a	)(2)	504
	(b	)	1003
§318	(a	)	107

NOTE:    This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ii

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This is an INDENTURE dated as of                     , 2006, between Mitsubishi UFJ Financial Group, Inc. a joint stock company (kabushiki kaisha) organized under the laws of Japan and having its principal office at 7-1 Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan (hereinafter called the “Company”), and JPMorgan Chase Bank, N.A., a national banking association, as Trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the “Securities”) evidencing its unsecured, subordinated indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided. The Securities issued hereunder will either be (1) senior subordinated securities with a fixed Stated Maturity or date of redemption (“Senior Subordinated Securities”) or (2) junior subordinated securities with no fixed Stated Maturity or date of redemption (“Junior Subordinated Securities”).

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation;

(4) the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture.

Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Administrator” means any person or persons appointed pursuant to the Japanese Bankruptcy Law in a bankruptcy of the Company whose purpose is to realize the Company’s assets and pay, insofar as possible, its debts.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Arrears of Interest” means any interest on Junior Subordinated Securities accrued but not becoming due on an Interest Payment Date as provided in Section 307 together with any other interest accrued on the Junior Subordinated Securities but not becoming due on any other Interest Payment Date so long as the same remains unpaid.

“Authenticating Agent” means any Person authorized to authenticate and deliver Securities on behalf of the Trustee for the Securities of any series pursuant to Section 614.

“Authorized Agent” has the meaning specified in Section 113.

“Banking Law” means the Japanese Banking Law (Law No. 59 1981, as amended or replaced from time to time).

“Bankruptcy Law” means the Japanese Bankruptcy Law (Law No. 71 of 1922, as amended) as amended or replaced from time to time.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.

“Business Day”, when used with respect to any particular Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close, and shall otherwise mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or at the place where any specified act pursuant to this Indenture is to occur, are authorized or obligated by law or executive order to close.

“Certificate of a Firm of Independent Public Accountants” means a certificate signed by any firm of independent public accountants of recognized standing selected by the Company. The term “independent” when used with respect to any specified firm of public accountants means such a firm which (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Securities of any series or in any affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, but such firm may be the regular auditors employed by the Company. Whenever it is herein provided that any Certificate of a Firm of Independent Public Accountants shall be furnished to the Trustee for Securities of any series, such Certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

“Civil Rehabilitation Law” means the Japanese Civil Rehabilitation Law (Law No. 225 of 1999, as amended) as amended or replaced from time to time.

“Commercial Code” means the Japanese Commercial Code (Law No. 48 of 1899, as amended) as amended or replaced from time to time.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the United States Securities Exchange Act of 1934, as amended, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by (1) the President or any Representative Director of the Company, or (2) by any Person designated in a Company Order previously delivered to the Trustee for Securities of any series by any of the foregoing officers and delivered to the Trustee for Securities of any series.

“Company Resolution” means (1) a copy of a resolution certified by a Representative Director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors or officer or officers to whom the board of directors of the Company shall have duly delegated its authority, and delivered to the Trustee for the Securities of any series.

“Condition for Liquidation Payment” means any of the following conditions:

(i) in the case of liquidation of the Company, all Priority Indebtedness of the Company held by creditors of the Company entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders is paid or otherwise satisfied in full pursuant to the provisions of the Commercial Code;

(ii) in the case of reorganization of the Company where a decree of approbation of a corporate reorganization plan for liquidation of the Company becomes final and conclusive, all Priority Indebtedness of the Company appearing in such plan at the date such decree has become final and conclusive is paid or otherwise satisfied in full without giving effect to any modification or reduction stipulated in such plan; or

(iii) in the case of civil rehabilitation of the Company where a decree of approbation of civil rehabilitation plan for liquidation of the Company becomes final and conclusive, all Priority Indebtedness of the Company appearing in such plan at the date such decree has become effective is paid or otherwise satisfied in full without giving effect to any modification or reduction stipulated in such plan.

“Condition for Payment” means any of the following conditions:

(i) in the case of bankruptcy of the Company, all Senior Indebtedness of the Company appearing on the final distribution list prepared by the Administrator for the final distribution of bankruptcy assets pursuant to the Bankruptcy Law is paid in full or provision has been made for the payment in full thereof pursuant to the Bankruptcy Law; or

(ii) in the case of reorganization of the Company, all Senior Indebtedness of the Company, appearing in the plan of reorganization, at the date such a plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as indebtedness of the Company subject to modification in such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification.

(iii) in the case of civil rehabilitation of the Company, all Senior Indebtedness of the Company, appearing on the rehabilitation plan, at the date the plan has become final and conclusive after approval of a court of competent jurisdiction in Japan, as indebtedness of the Company subject to modification in such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification.

“Conversion Date” has the meaning specified in Section 311(d).

“Conversion Event” means the cessation of use of a Foreign Currency by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community.

“Corporate Trust Office” means the office of the Trustee for Securities of any series at which at any particular time its corporate trust business shall be principally administered, which office of the Trustee, at the date of the execution of this instrument, is located at JPMorgan Chase Bank, N.A., Worldwide Securities Services, 4 New York Plaza, 15th Floor, New York, New York 10004, or such other office as the Trustee may designate by written notice to the Company.

“corporation” includes corporations, associations, companies and business trusts.

“Currency Determination Agent”, with respect to Securities of any series, means a New York Clearing House bank designated pursuant to Section 301(7) or Section 312.

“Defaulted Interest” has the meaning specified in Section 307.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Discounted Security” means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Distributable Profit” of the Company means, with respect to any fiscal year of the Company, the Company’s profits (including earned surplus from prior years) permitted to be distributed to shareholders pursuant to Article 290 of the Commercial Code and Japanese banking regulations as derived from the Company’s audited non-consolidated financial statements prepared in accordance with Japanese law, including the requirements and guidelines of the FSA.

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 311(f).

“Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Election Date” has the meaning specified in Section 311(g).

“Euro” means the lawful currency of the member states of the European Community that adopt a single currency in accordance with the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992).

“Event of Acceleration” has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by any General Manager, Chief Manager or Senior Manager of Financial Policy Division of the Company.

“Foreign Currency” means a currency (including, without limitation, the Euro) issued and actively maintained as a country’s or countries’ recognized unit of domestic exchange by the government of any country other than the United States.

“FSA” means the Financial Services Agency of Japan.

“Government Obligations” means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular series are payable (except as provided in Sections 311(b), 311(d) and 311(e), in which case with respect to Securities for which an election has occurred pursuant to Section 311(b), or a Conversion Event has occurred as provided in Sections 311(d) and 311(e), such obligations shall be issued in the currency in which such Securities are payable as a result of such election or Conversion Event) or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the government which issued the currency in which the Securities of such series are payable (except as provided in Sections 311(b), 311(d) and 311(e), in which case with respect to Securities for which an election has occurred pursuant to Section 311(b), or a Conversion Event has occurred as provided in Sections 311(d) and 311(e), such obligations shall be issued in the currency in which such Securities are payable as a result of such election or Conversion Event), the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.

“Holder”, when used with respect to any Security, means in the case of a Registered Security the Person in whose name a Security is registered in the Security Register.

“Indebtedness” means any obligation for the payment or repayment of money borrowed.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to a Discounted Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Interest Payment Insolvency Event” means either of the following events:

(i) the Company is insolvent at the time of payment of interest in respect of the Junior Subordinated Securities; or

(ii) payment of interest in respect of the Junior Subordinated Securities would cause the Company to become insolvent if the Company made such payment of interest.

For the purpose of this definition, the Company shall be insolvent if the Company’s Liabilities exceed its Assets. In making such determination, “Assets” means the total assets of the Company and “Liabilities” means the total liabilities of the Company (calculated on a non-consolidated basis), each as shown by the latest audited non-consolidated balance sheet of the Company but adjusted for subsequent events, all valued in such manner as a Representative Director, the auditors for the time being or the liquidator (as the case may be) of the Company may determine.

“Latest Operation Report” means, in relation to a specific day, an operation report submitted to the Commissioner of the FSA pursuant to the Banking Law immediately prior to such day. Currently, under the Enforcement Rule of the Banking Law, the operation report in respect of the conditions of a bank holding company’s assets and business on a consolidated basis for the period from the commencement of such bank holding company’s fiscal year (April 1 in the case of the Company) to September 30 is required to be submitted to the Commissioner of the FSA within three months from the end of such period and the operation report in respect of a bank’s fiscal year is required to be submitted within three months from the end of such fiscal year (March 31 in the case of the Company).

“Liquidation Parity Securities” means (i) any preference shares of the Company ranking most senior in priority of payment as to liquidation distributions, (ii) any other preferred or preference shares of any affiliate of the Company which shall be entitled to the benefits of a guarantee of the Company ranking pari passu in priority of payment as to liquidation distributions with the Junior Subordinated Securities, and (iii) any other liabilities of the Company with terms and conditions substantially equivalent or subordinate in priority of payment as to liquidation distributions to the liabilities of the Company stipulated in Section 1302 with respect to the Junior Subordinated Securities.

“Market Exchange Rate” means (i) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (ii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, Tokyo, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Currency Determination Agent. In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i) and (ii) the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, Tokyo, London or other principal market for such currency in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities. For purposes of this definition, a “nonresident issuer” shall mean an issuer that is not a resident of the country or countries that issue such currency.

“Maturity”, when used with respect to any Security, means the date on which the principal of that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption or otherwise.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Officer’s Certificate” means a certificate signed by the President or any Representative Director of the Company or any other officer of the Company designated in a Company Order and delivered to the Trustee for the Securities of any series.

“Opinion of Counsel” means, for purposes of Section 1108, a written opinion of independent legal counsel of recognized standing and, for all other purposes hereof, means a written opinion of counsel, who may be an employee of or counsel to the Company or may be other counsel satisfactory to the Trustee for the Securities of any series.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee for such Securities or delivered to such Trustee for cancellation;

(2) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency has been theretofore deposited with the Trustee for such Securities or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made; and

(3) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee for such Securities that any such Securities are held by bona fide holders in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of such Trustee actually knows to be so owned (based upon written notice delivered to the Trustee by the Company) shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor and (b) the principal amount of a Discounted Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 502.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any particular series, means the place or places where the principal of (and premium, if any) and interest if any, on the Securities of that series are payable, as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Priority Indebtedness” means all liabilities (including those in respect of bonds, notes and debentures) of the Company, including liabilities in respect of the Senior Subordinated Securities, other than (i) liabilities of the

Company under the Junior Subordinated Securities, the payment of which is restricted in accordance with the provisions of Section 1302, and (ii) other liabilities of the Company with terms and conditions substantially equivalent or subordinate in priority of payment as to liquidation distributions to the liabilities of the Company stipulated in Section 1302.

“Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means an amount, in the currency in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof (and premium, if any, thereon) together with accrued interest, if any, to the Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 301(4).

“Regulatory Event” means an event whereby the Company’s total risk-based capital ratio calculated on a consolidated basis entered in the Latest Operation Report falls below half of the Required Capital Ratio.

“Reorganization Law” means the Japanese Corporate Reorganization Law (Law No. 172 of 1952, as amended) as amended or replaced from time to time.

“Representative Director” of the Company means a representative director of the Company within the meaning of the Commercial Code.

“Required Capital Ratio” is the minimum total risk-based capital ratio calculated on a consolidated basis which the Company is required under the Banking Law to have as of the last day of the business period in relation to the Latest Operation Report.

“Responsible Officer”, means, with respect to the Trustee, any officer within the Worldwide Securities Services group (or any successor group) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 601(c)(2) and Section 602 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means securities evidencing unsecured indebtedness of the Company authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means all liabilities (including those in respect of bonds, notes and debentures) of the Company other than (i) liabilities under the Senior Subordinated Securities which shall not have become due and payable prior to the date on which a Subordination Event shall have occurred and (ii) other liabilities ranking pari passu with or junior to the Senior Subordinated Securities.

A “series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Company Resolution.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee for such series pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Subordination Event”, means any of the following events:

(i) a court of competent jurisdiction shall have adjudicated the Company bankrupt pursuant to the Bankruptcy Law; or

(ii) a court of competent jurisdiction shall have commenced corporate reorganization proceedings with respect to the Company pursuant to the Reorganization Law.

(iii) a court of competent jurisdiction shall have commenced civil rehabilitation proceedings with respect to the Company pursuant to the Civil Rehabilitation Law.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.

“United States” means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

“Valuation Date” has the meaning specified in Section 311(c).

“Yield to Maturity”, when used with respect to any Discounted Security, means the yield to maturity, if any, set forth on the face thereof.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee for any series of Securities to take any action under any provision of this Indenture, the Company shall furnish to such Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate (other than certificates provided pursuant to Section 1005) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee for the appropriate series of Securities and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee for the appropriate series of Securities and the Company and any agent of such Trustee or the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee for the appropriate series of Securities deems sufficient.

(d) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(e) In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the principal amount of a Discounted Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee for such Securities.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee for such Securities, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee for a series of Securities by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Trustee at its Corporate Trust Office, Attention: Worldwide Securities Services, and shall be deemed given when actually received by such Corporate Trust Office, or

(2) the Company by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraphs (3), (4) and (5) of Section 501) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Registered Securities if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

Where this Indenture provides for the Company to give notice to Holders, such notice may, at the Company’s request, be given or arranged by the Trustee in the name and at the expense of the Company. Notice for which such request to the Trustee has been made by the Company shall be deemed to be timely made on the date on which such notice to Holders is required to be made hereunder (the “Notice Date”), if such request is given in writing by the Company to the Trustee, accompanied by the text of the notice (including therein all or substantially all information available to the Company at the time when such request is given), at least five New York Business Days prior to the Notice Date, regardless of whether such notice is in fact mailed or published by the Trustee on or before the Notice Date.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities given as provided herein. Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee for such Securities shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In any case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law; WAIVER OF TRIAL BY JURY.

This Indenture shall be governed by and construed in accordance with the laws of the State of New York, except with respect to authorization and execution by the Company of this Indenture and the Securities, which shall be governed by the laws of Japan.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

SECTION 113. Submission to Jurisdiction; Appointment of Agent for Service; Waivers.

To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan in The City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Indenture and the Securities, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints Robert E. Hand, Esq., General Counsel, Mitsubishi UFJ Financial Group, Inc., Corporate Governance Division for the United States, 1251 Avenue of the Americas, New York, New York 10020-1104 (Attn: General Counsel) (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to it mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Securities or the transactions contemplated hereby.

The provisions of this Section 113 are intended to be effective upon the execution of this Indenture without any further action by the Company or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

Each of the Company and the Trustee hereby irrevocably and unconditionally waives trial by jury in any action, claim, suit or proceeding relating to this Indenture or the Securities.

SECTION 114. Non-Business Day.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of (and premium, if any) and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 115. Immunity of Stockholders, Officers and Directors.

No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any stockholder, officer, employee or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities of each series.

SECTION 116. Certain Matters Relating to Currencies.

Subject to Section 311, each reference to any currency in any Security, or in the Company Resolution or supplemental indenture relating thereto, shall mean only the referenced currency and no other currency.

The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency from any moneys, funds or accounts held in any other currencies, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

Whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in different currencies, then for purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a foreign currency shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officer’s Certificate for such Foreign Currency into Dollars as of the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to such Trustee.

SECTION 117. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country of publication.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Form Generally.

Securities (other than bonds with stock acquisition rights) will be issued only in registered form. The Securities of each series shall be in the form approved from time to time by or pursuant to a Company Resolution or established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange or Depositary thereof or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Prior to the delivery of a Security of any series in any such form to the Trustee for the Securities of such series for authentication, the Company shall deliver to such Trustee the following:

(1) The Company Resolution by or pursuant to which such form of Security has been approved;

(2) An Officer’s Certificate dated the date such Certificate is delivered to such Trustee stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with; and

(3) An Opinion of Counsel stating (1) that the form of such Securities has been established by or pursuant to a Company Resolution in accordance with Sections 201 and 301 and in conformity with the provisions of this Indenture; (2) that the terms of such Securities have been established in accordance with Section 301 and in conformity with the other provisions of this Indenture; (3) that all laws and requirements in Japan and the United States in respect of the execution and delivery by the Company of such Securities have been complied with; (4) this Indenture has been qualified under the Trust Indenture Act; and (5) that Securities in such form, when (a) completed by appropriate insertions and executed and delivered by the Company to such Trustee for authentication in accordance with this Indenture, (b) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors, and (c) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 202. Form of Trustee’s Certificate of Authentication.

The Certificate of Authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated:

[ ], as Trustee

By
Authorized Officer”

SECTION 203. Securities in Global Form.

If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Security. Any instructions by the Company with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 102.

ARTICLE THREE

THE SECURITIES

SECTION 301. Title; Payment and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Company Resolution.

The Securities may be issued in one or more series, each of which shall be issued pursuant to a Company Resolution. With respect to any particular series of Securities, the Company Resolution relating thereto shall specify:

(1) the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities) and whether such Securities are Senior Subordinated Securities or Junior Subordinated Securities;

(2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 304, 305, 306, 906 or 1107);

(3) the date or dates (or manner of determining the same) on which the principal of the Securities of that series is payable (which, if so provided in such Company Resolution, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time), in the case of Senior Subordinated Securities;

(4) the rate or rates (or the manner of calculation thereof) at which the Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue (which, in either case or both, if so provided in such Company Resolution, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time), the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Date for the interest payable on any Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 307;

(5) if other than Dollars, the currency in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series shall be made or in which the Securities of that series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 311;

(6) if the principal of (and premium, if any) and interest, if any, on the Securities of that series are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which such Securities are denominated or stated to be payable, in accordance with provisions in addition to or in lieu of, or in accordance with the provisions of, Section 311, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such Securities are denominated or stated to be payable and the currency in which such Securities are to be so payable;

(7) the designation of the original Currency Determination Agent, if any;

(8) any provisions for the payment of additional amounts for taxes in addition to those set forth in Section 1008;

(9) if the currency in which the Securities of that series shall be issuable is Dollars, the denominations in which Securities of that series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(10) the place or places where, subject to the provisions of Section 1002, the principal of (and premium, if any) and interest, if any, on Securities of that series shall be payable, any Registered Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;

(11) the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which Securities of that series may be redeemed, in whole or in part, at the option of the Company;

(12) if other than as set forth in Section 401, provisions for the satisfaction and discharge of this Indenture with respect to the Securities of that series;

(13) whether the Securities of the series are to be traded in book-entry form and shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depositary for such global Security or Securities, and whether such global form shall be exchangeable in whole or in part for definitive Securities;

(14) the date as of which any global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;

(15) any Events of Acceleration and covenants of the Company with respect to the Securities of that series, whether or not such Events of Acceleration or covenants are consistent with the Events of Acceleration or covenants set forth herein;

(16) if a Person other than JPMorgan Chase Bank, N.A., is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;

(17) if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502;

(18) if the Securities of that series do not bear interest the applicable dates for purposes of Section 701;

(19) if the Securities of that series will be convertible into other securities of the Company, the terms of such conversion; and

(20) any other terms of that series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any particular series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Company Resolution relating thereto. The terms of such Securities, as set forth above, may be determined by the Company from time to time if so provided in or established pursuant to the authority granted in a Company Resolution. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

SECTION 302. Denominations and Currencies.

Unless otherwise provided with respect to any series of Securities as contemplated by Section 301, any Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof and shall be payable in Dollars.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its President or one of its Representative Directors and such execution need not be attested. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for the Securities of such series for authentication, together with a Company Order for the authentication and delivery of such Securities, and such Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities. If any Security shall be represented by a permanent global Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with the original issuance of such beneficial owner’s interest in such permanent global Security. If all the Securities of any one series are not to be issued at one time and if a Company Resolution relating to such Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.

Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Company Resolution, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to Sections 102 and 201 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Security or on its behalf pursuant to Section 614, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Each Depositary designated pursuant to Section 301 for a global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

SECTION 304. Temporary Securities and Exchange of Securities.

Pending the preparation of definitive Securities of any particular series, the Company may execute, and upon Company Order the Trustee for the Securities of such series shall authenticate and deliver, in the manner specified in Section 303, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, with like terms and conditions as the definitive Securities of like series in lieu of which they are issued in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.

If temporary Securities of any particular series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for such definitive Securities and of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any particular series, the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first definitive Security of such series) the Trustee for the Securities of such series shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and of a like Stated Maturity and with like terms and provisions. Until exchanged as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and with like terms and conditions, except as to payment of interest, if any, authenticated and delivered hereunder.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee for the Securities of each series is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities of such series as herein provided.

Upon surrender for registration of transfer of any Security of any particular series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.

Except as set forth below, at the option of the Holder, Securities of any particular series may be exchanged for other Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding any other provision of this Section or Section 304, unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If at any time the Depositary for Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities for such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities for such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

If specified by the Company pursuant to Section 301 with respect to a series of Securities, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver (i) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the global Security; and (ii) to such Depositary a new global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered to Holders thereof.

Upon the exchange of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Security to the Persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1104 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If (i) any mutilated Security is surrendered to the Trustee for such Security or the Company and the Trustee for a Security receives evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) there is delivered to the Company and such Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or such Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions appertaining to such mutilated, destroyed, lost or stolen Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of either of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee for such Security) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Optional Payment of Interest on Junior Subordinated Securities; Interest Rights Preserved.

(a) Generally. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company, by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located inside the United States.

(b) Optional Payment of Interest on Junior Subordinated Securities. In the case of Junior Subordinated Securities, interest accrued in respect of any interest period shall become due and payable on the applicable Interest Payment Date for such series of Junior Subordinated Securities if and so long as all of the following conditions are met:

(i) the amount of the Distributable Profits of the Company, based on the Company’s financial statements approved at the general meeting of shareholders of the Company immediately prior to such Interest Payment Date, exceeds zero;

(ii) no Regulatory Event has occurred as of such Interest Payment Date; and

(iii) no Interest Payment Insolvency Event has occurred as of such Interest Payment Date.

All Arrears of Interest in respect of any Junior Subordinated Securities shall become due and payable on the earlier of (A) the first Interest Payment Date with respect to such series of Junior Subordinated Securities after all of the conditions for the interest payment listed in (i), (ii) and (iii) above are met and (B) the date upon which the principal of the Junior Subordinated Securities becomes due and payable, but in the case of such principal becoming due and payable as a result of the occurrence of a Condition for Liquidation Payment, only to the extent described in Section 1302.

No additional interest will accrue on Arrears of Interest prior to the time such Arrears of Interest become “Defaulted Interest” within the meaning of paragraph (c) below.

(c) Defaulted Interest. Any interest on any Security of any particular series which is due and payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee for the Securities of such series in writing of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with such Trustee an amount of money in the currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon such Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by such Trustee of the notice of the proposed payment. Such Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of that series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Company may cause a similar notice to be published at least once in a newspaper published in the English language, customarily on each Business Day and of general circulation in New York, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee for the Securities of such series of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by such Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid (including any Arrears of Interest), and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee for such Security and any agent of the Company or such Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, such Trustee nor any agent of the Company or such Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee for such Securities, be delivered to such Trustee and, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by such Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for such Security for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Trustee shall be promptly canceled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the

Trustee for such Securities shall be disposed of by such Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of Securities shall be provided to the Company by such Trustee. Permanent global Securities shall not be disposed of until exchanged in full for definitive Securities or until payment thereon is made in full.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. Currency and Manner of Payments in Respect of Securities.

(a) With respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the currency in which such Security is payable.

(b) It may be provided pursuant to Section 301 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (and premium, if any) or interest, if any, on such Securities in any of the currencies which may be designated for such election by delivering to the Trustee for such series of Securities a written election with signature guarantees, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such currency, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee for such series of Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Acceleration has occurred or notice of redemption has been given by the Company pursuant to Article Eleven). In the event any Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in the currency indicated pursuant to paragraph (a) above unless such transferee makes an election pursuant to the preceding sentence, provided, however, that such election, if in effect while funds are on deposit with respect to the Securities of such series as described in Section 401(a)(1)(B) or Section 1304, will be effective on any transferee of such Holder unless otherwise specified pursuant to Section 301 for the Securities of such series. Any Holder of any such Security who shall not have delivered any such election to the Trustee of such series of Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency as provided in paragraph (a) of this Section 311. In no case may a Holder of Securities of any series elect, or change an election, to receive payments in any currency as described in this Section 311(b) following a deposit of funds with respect to the Securities of such series as described in Section 401(a)(1)(B) or Section 1304. The Trustee for each such series of Securities shall notify the Currency Determination Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c) If the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then not later than the fourth Business Day after the Regular Record Date or Special Record Date, as the case may be, for each payment date for Securities of any series, the Currency Determination Agent will deliver to the Company a written notice specifying, in the currency in which Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be made on such payment date, specifying the amounts in such currency so payable in respect of the Securities of such series as to which the Holders thereof shall have elected to be paid in a currency other than that in which such series is denominated as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Securities an Exchange

Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Securities who have elected payment in a currency as provided in paragraph (b) above shall, unless otherwise provided pursuant to Section 301, be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date.

(d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was available (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency as determined by the Currency Determination Agent in the manner provided in paragraph (f) below.

(e) If the Holder of a Security denominated in any currency shall have elected to be paid in another currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected currency, such Holder shall receive payment in the currency in which payment would have been made in the absence of such election. If a Conversion Event occurs with respect to the currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 311.

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent and shall be obtained for each subsequent payment after the Conversion Date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g) For purposes of this Section 311, “Election Date” shall mean the date for any series of Securities as specified pursuant to Section 301(14) by which the written election referred to in Section 311(b) may be made, such date to be not later than the Regular Record Date or Special Record Date, as the case may be, for the earliest payment for which such election may be effective:

All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant currency. The Currency Determination Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

In the event of a Conversion Event with respect to a Foreign Currency, the Company, after learning thereof, will immediately give written notice thereof to the Trustee of the appropriate series of Securities and Currency Determination Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the Holders) specifying the Conversion Date.

The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

SECTION 312. Appointment and Resignation of Successor Currency Determination Agent.

(a) If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a

Currency Determination Agent. The Company will cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency into the applicable payment currency for the payment of principal (and premium if any) and interest, if any, pursuant to Section 311.

(b) No resignation of the Currency Determination Agent and no appointment of a successor currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Currency Determination Agent.

(c) If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Company, by an Officer’s Certificate, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series).

SECTION 313. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” or other similar numbers.

SECTION 314. Japanese Withholding Tax.

(a) In compliance with Japanese tax laws and regulations and the practices of tax authorities in Japan, in respect of any interest payment on the Securities issued in book-entry form hereunder, the Company and any Paying Agent shall act in accordance with the procedures and forms set out in the memorandum dated January 28, 2000 prepared by the International Capital Market Association (formerly known as the International Primary Markets Association) (as may be amended or supplemented from time to time by notice from such association) entitled “Compliance Procedures for International Securities Offerings by Japanese Issuers—Securities Held Through DTC” (the “DTC Procedures”) if DTC is acting as Depositary with respect to the Securities or, in accordance with such other similar procedures as may be established by another Depositary. Except as otherwise provided in this Indenture, any such Paying Agent shall be responsible only for performing such services as are specifically provided for in the DTC procedures or such other procedures actually known by a Responsible Officer of the Paying Agent, as applicable and as may be amended or modified and communicated to a Responsible Officer of the Paying Agent from time to time.

Paying Agent and the Company may rely on the information provided in a claim for exemption from Japanese withholding taxes and other documentation in the absence of actual knowledge to the contrary. If any interest payment on the Securities is due to be made hereunder and if and so long as payments of interest on the Securities may be made without deduction or withholding for or on account of Japanese tax only upon receipt of certifications, claims for exemption, notifications or other documentation in compliance with Japanese tax law requirements (“tax documentation”), the relevant Paying Agent shall (i) collect any tax documentation it receives from clearing organizations (or holders of the Securities if certified notes representing such Securities have been issued); and (ii) promptly deliver such tax documentation and information so received to the Company for filing with the relevant tax office. The Company and each Paying Agent may rely on the information provided in tax documentation received (including where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect.

So long as the Special Taxation Measures Law of Japan or any successor laws thereto require the Company to submit “claims for exemption” or “interest recipient confirmations” to its District Tax Office in Japan in order for holders of Securities to establish a claim for exemption, the Company shall promptly make such submissions to the extent holders have provided the relevant tax documentation.

(b) Neither the Company, the Trustee, the registrar nor any of the Paying Agents will have any liability for any withholding of tax arising as a result of a late delivery of the required Securityholder tax documentation or incorrectly completed Securityholder tax documentation; provided that if a beneficial owner of the Securities satisfies the requirements for claiming an exemption from Japanese withholding tax after the date on which an amount in respect of such tax is withheld and before the date on which the tax is actually paid to the Japanese tax authorities, then the Company or the Paying Agent acting at the written direction of the Company may, to the extent reasonably practicable, repay the amount withheld (after deduction of reasonable costs, including amounts in respect of changes in foreign exchange rates) to the holder.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Securities of any Series.

(a) The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and, so long as no Event of Acceleration or default hereunder shall be continuing, the Trustee for the Securities of such series, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

(1) either

(A) all Securities of such series theretofore authenticated and delivered appertaining thereto (other than (i) any Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 1003) have been delivered to such Trustee for cancellation; or

(B) all such Securities of that series not theretofore delivered to the Trustee or its agent for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, in the case of Clause (B)(i), (ii) or (iii) above, has deposited or caused to be deposited with such Trustee as trust funds in trust an amount in the currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 311(b) or a Conversion Event has occurred as provided in Sections 311(d) and 311(e), shall be made in the currency in which such Securities are payable as a result of such election or Conversion Event), sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable with respect to the Securities of such series (including any amounts owed to the Trustee with respect to such series and payable by the Company hereunder); and

(3) the Company has delivered to such Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series have been complied with.

(b) Upon the satisfaction of the conditions set forth in this Section 401 with respect to all the Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company, and the Holders of the Securities of such series shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 401(a)(1)(B); provided, however, that in no event shall the Company be discharged from (i) any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law, (ii) from any obligations under Sections 402(b), 607 and 610 and (iii) from any obligations under Sections 305 and 306 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, destroyed, lost or stolen Securities shall not be obligations of the Company) and Sections 311, 701 and 1002. Notwithstanding the satisfaction of the conditions set forth in this Section 401 with respect to all the Securities of any series not denominated in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 311(d) to the extent that the Currency Determination Agent is unable to convert any Foreign Currency in its possession pursuant to Section 401(a)(1)(B) into the Dollar Equivalent of the Foreign Currency. If, after the deposit referred to in Section 401 has been made, (x) the Holder of a Security is entitled to, and does, elect pursuant to Section 311(b) to receive payment in a currency other than that in which the deposit pursuant to Section 401 was made, or (y) a Conversion Event occurs as contemplated in Section 311(d) or 311(e), then the indebtedness represented by such Security shall be fully discharged to the extent that the deposit made with respect to such Security shall be converted into the currency in which such Security is payable at the Dollar Equivalent of the Foreign Currency. The Trustee for such series of Securities shall return to the Company any non converted funds or securities in its possession after such payments have been made.

SECTION 402. Application of Trust Money.

All money and obligations deposited with the Trustee for any series of Securities pursuant to Section 401 shall be held in trust and shall be applied by such Trustee, in accordance with the provisions of the Securities and this Indenture to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal of (and premium, if any) and interest, if any, on the Securities for the payment of which such money and obligations have been deposited with such Trustee.

SECTION 403. Satisfaction and Discharge of Indenture.

Upon compliance by the Company with the provisions of Section 401 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel and an Officer’s Certificate complying with the provisions of Section 102, the Trustees for all series of Securities (at the expense of the Company) shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Sections 304, 305, 306, 311, 402(b), 516, 607, 610, 701, 1002 and 1008 and the obligations of the Trustee for any series of Securities under Section 402 shall survive.

SECTION 404. Reinstatement.

If the Trustee for any series of Securities is unable to apply any of the amounts (for purposes of this Section 404, “Amounts”) described in Section 401(a)(1)(B) in accordance with the provisions of Section 401 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of such series appertaining thereto shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee for such series is permitted to apply all such Amounts in accordance with the provisions of Section 401; provided, however, that if, due to the reinstatement of its rights or obligations hereunder, the Company has made any payment of principal of (or premium, if any) or interest, if any, on such Securities, the Company shall be subrogated to the rights of the Holders of such Securities to receive payment from such Amounts held by the Trustee for such series.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Acceleration.

(a) “Event of Acceleration” with respect to any series of Senior Subordinated Securities means the occurrence and continuation of a Subordination Event. If a court of competent jurisdiction with respect to the Company shall rescind a declaration of bankruptcy without a distribution of assets pursuant to the Bankruptcy Law, shall rescind or terminate a reorganization without approving the plan of reorganization pursuant to the Reorganization Law or shall rescind or terminate a civil rehabilitation without approving the plan of rehabilitation pursuant to the Civil Rehabilitation Law, then the Subordination Event shall be deemed not to have occurred.

(b) “Event of Acceleration” with respect to any series of Junior Subordinated Securities means the occurrence of a Condition for Liquidation Payment.

SECTION 502. Acceleration of Maturity.

(a) If an Event of Acceleration with respect to any particular series of Senior Subordinated Securities occurs and is continuing, then and in every such case either the Trustee for the Securities of such series or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the entire principal amount (or, in the case of Discounted Securities, such lesser amount as may be provided for in the terms of that series) of all the Senior Subordinated Securities of that series, to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

(b) If any Event of Acceleration with respect to any particular series of Junior Subordinated Securities occurs, the entire principal amount (or, in the case of Discounted Securities, such lesser amount as may be provided for in the terms of that series) of all the Junior Subordinated Securities of that series, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; but only to the extent that the aggregate of (i) the amount in respect of principal of such Junior Subordinated Securities (except for amounts which shall have become due and payable prior to the occurrence of such Condition for Liquidation Payment), (ii) the amount in respect of interest on such Junior Subordinated Securities (except for amounts which shall have become due and payable prior to the occurrence of such Condition for Liquidation Payment) and (iii) the liquidation distributions in respect of all Liquidation Parity Securities shall not exceed the liquidation distributions that would have been paid from the assets of the Company had such principal, interest and all such Liquidation Parity Securities been preference shares of the Company ranking most senior in priority of payment as to liquidation distributions.

(c) Non-payment of principal or interest in respect of any Senior Subordinated Security or Junior Subordinated Securities or breach of any provisions in this Indenture will not, in and of themselves, cause any Senior Subordinated Security or Junior Subordinated Security to become due and payable.

SECTION 503. [Reserved].

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, civil rehabilitation, arrangement, adjustment or other judicial proceeding relating to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the

Trustee for the Securities of such series (irrespective of whether the principal (or lesser amount in the case of Discounted Securities) of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i) to file and prove a claim for the whole amount of principal (or lesser amount in the case of Discounted Securities) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607) and of the Holders of the Securities of such series allowed in such judicial proceeding;

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii) unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Securities of such series in any election of a trustee in bankruptcy or other person performing similar functions;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to such Trustee, and in the event that such Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization or civil rehabilitation, arrangement or adjustment affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee for the Securities of any series to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee for the Securities of any series without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee for the Securities of any series pursuant to this Article with respect to the Securities of such series and, after an Event of Acceleration, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities of such series, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due such Trustee (including any predecessor Trustee) under Section 607;

Second: To the payment of the amounts then due and unpaid upon the Securities of such series for principal of (and premium, if any) and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Company.

SECTION 507. Limitation on Suits.

Other than the right to institute a suit for the enforcement of the payment of principal of, or interest on (including, in each case, any Additional Amounts, if applicable), any Securities after the applicable due date specified in the Securities, no Holder of any Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) an Event of Acceleration with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee for the Securities of such series of such default and the continuance thereof;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee for the Securities of such series to institute proceedings in respect of such Event of Acceleration in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to such Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of the Holders of Securities of that series.

SECTION 508. Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee for the Securities of any series or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the

Trustee for the Securities of any series or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Acceleration or otherwise with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Acceleration or other default in the performance of an obligation of the Company or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee for the Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Trustee with respect to such Securities, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture and could not involve the Trustee in personal liability; and

(2) such Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Default.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:

(1) a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series; or

(2) a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

Upon any such waiver, such default shall cease to exist for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for the Securities of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for any series of Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 516. Judgment Currency.

If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security, it shall become necessary to convert into any other currency any amount in the currency due hereunder or under such Security, then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security. Any amount due from the Company under this Section 516 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security. In no event, however, shall the Company be required to pay more in the currency due hereunder or under such Security at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency stated to be due hereunder or under such Security so that in any event the Company’s obligations hereunder or under such Security will be effectively maintained as obligations in such currency, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Acceleration or a default in the payment of interest or principal with respect to the Securities of any series for which the Trustee is serving as such,

(1) such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants, duties or obligations shall be read into this Indenture against such Trustee; and

(2) in the absence of bad faith on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any Company Resolution, certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Acceleration or a default in the payment of interest or principal with respect to a series of Securities has occurred and is continuing, the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee for Securities of any series from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection 601(a) or 601(d) of this Section;

(2) such Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Securities of that series.

(d) No provision of this Indenture shall require the Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Securities shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to Securities of any particular series, the Trustee for the Securities of such series shall give to Holders of Securities of that series, in the manner set forth in Section 106, notice of such default actually known to such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series, or in the deposit of any sinking fund payment with respect to Securities of that series, such Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of that series. For the purpose of this Section, the term “default” means (i) an Event of Acceleration, (ii) a default in payment when due of principal or interest on a series of Securities (including, in either case, any Additional Amounts, if applicable) or (iii) a default in the performance by the Company of any obligation under this Indenture or the Securities.

SECTION 603. Certain Rights of Trustee.

Except as otherwise provided in Section 601:

(a) the Trustee for any series of Security may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or, including in the case of any resolution of the Board of Directors, a Company Resolution;

(c) whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d) such Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) such Trustee shall not be bound to make any investigation into the facts or matters stated in any Company Resolution, resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) such Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) such Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, such Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(j) the Trustee shall not be deemed to have or be charged with knowledge of any default (within the meaning of such term in Section 602) or Event of Acceleration with respect to a series of Securities for which it is acting as Trustee (other than a payment default if the Trustee is also acting as Paying Agent with respect to the Securities of such series) unless written notice of such default or Event of Acceleration shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of Securities of such series;

(k) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action;

(l) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(m) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and

(n) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication thereof, shall be taken as the statements of the Company, and neither the Trustee for any series of Securities, nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee for any series of Securities makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series. Neither the Trustee for any series of Securities nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee for any series of Securities, any Authenticating Agent, Paying Agent, Security Registrar or any other agent of the Company or such Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

The Trustee may become and act as Trustee under other indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 606. Money Held in Trust.

Money held by the Trustee for any series of Securities in trust hereunder need not be segregated from other funds except as provided in Section 115 and except to the extent required by law. The Trustee for any series of Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement.

The Company agrees

(1) to pay to the Trustee for any series of Securities from time to time reasonable compensation in Dollars as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee for any series of Securities in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3) to indemnify such Trustee (which for purposes of this subsection 607(3) shall include its directors, officers, employees and agents) in Dollars for, and to hold them harmless against, any loss, liability, damage, claims or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and performing its duties hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section the Trustee for any series of Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities. The provisions of this Section shall survive the termination of this Indenture, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

SECTION 608. Disqualification; Conflicting Interests.

The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

SECTION 609. Corporate Trustee Required; Different Trustees for Different Series; Eligibility.

There shall at all times be a Trustee hereunder which shall be:

(i) a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal or State authority, or

(ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustee, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. A different Trustee may be appointed by the Company for each series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be other than JPMorgan Chase Bank, N.A., the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control with the Company shall serve as Trustee for the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Securities of such series within 60 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Company.

(d) If at anytime:

(1) the Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

(2) such Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) such Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by an Officer’s Certificate may remove such Trustee or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

(e) If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Company, by an Officer’s Certificate, shall promptly appoint a successor Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee for the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 611, and if such Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

(g) If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of any notice of removal, the Trustee being removed may petition a court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

SECTION 611. Acceptance of Appointment by Successor.

(a) Every such successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien provided for in Section 607.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to its lien provided for in Section 607.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

If and when the Trustee for the Securities of any series shall be or become a creditor of the Company (or any other obligor upon the Securities of such series), such Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. Authenticating Agents.

From time to time the Trustee for the Securities of any series may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Securities of such series, which may include the Company or any Affiliate of the Company, with power to act on the Trustee’s behalf and subject to its discretion in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 304, 305 and 1107 or pursuant to Section 306 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities of such series by an Authenticating Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Trustee” for the Securities of such series. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor Person is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor Person.

Any Authenticating Agent for any series of Securities may resign at any time by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company in the manner set forth in Section 105. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Securities shall cease to be eligible under this Section, the Trustee for such series may appoint a successor Authenticating Agent and shall give written notice of such appointment to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay, at the direction and on behalf of the Trustee, to any Authenticating Agent for such series from time to time reasonable compensation for its services.

If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certificate of authentication in the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated:

[ ], as Trustee

By
As Authenticating Agent

By
Authorized Officer”

SECTION 615. Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 616. Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and the Trustee shall not be personally liable by reason of any act or omission of any such co-trustee or separate trustee; and

(e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

With respect to each particular series of Securities, the Company will furnish or cause to be furnished to the Trustee for the Securities of such series,

(a) semiannually, not more than 15 days after each Regular Record Date relating to that series (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than such Trustee as to the names and addresses of the Holders of that series as of such dates,

(b) on semi-annual dates on each year to be determined pursuant to Section 301 if the Securities of such series do not bear interest, a list of similar form and content, and

(c) at such other times as such Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by such Trustee in its capacity as Security Registrar for the Securities of such series, if so acting.

SECTION 702. Preservation of Information; Communications to Holders.

(a) The Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to such Trustee as provided in Section 701 and the names and addresses of Holders of the Securities of such series received by such Trustee in its capacity as Security Registrar for such series, if so acting. The Trustee for each series of Securities may destroy any list relating to such series of Securities furnished to it as provided in Section 701 upon receipt of a new list relating to such series so furnished.

(b) If three or more Holders of Securities of any particular series (hereinafter referred to as “applicants”) apply in writing to the Trustee for the Securities of any such series, and furnish to such Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of that series with respect to their rights under this Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by such Trustee in accordance with Section 702(a), or

(ii) inform such applicants as to the approximate number of Holders of Securities of that series whose names and addresses appear in the information preserved at the time by such Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other Communication, if any, specified in such application.

If any such Trustee shall elect not to afford such applicants access to that information, such Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of that series whose name and address appears in the information preserved at the time by such Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interests of the Holders of Securities of that series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Trustee shall mail copies of such material to such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise such Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities of each series, by receiving and holding the same, agrees with the Company and the Trustee for the Securities of such series that neither the Company nor such Trustee, nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703. Reports by Trustee.

(a) The Trustee for the Securities of each series shall transmit to Holders such reports concerning such Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Trustee shall, within sixty days after each March 15 following the date of the initial issuance of Securities of any series under this Indenture deliver to Holders a brief report, dated as of such March 15, which complies with the provisions of such Section 313 (a).

(b) A copy of each such report shall, at the time of such transmission to Holders of Securities of any series, be filed by the Trustee for the Securities of such series with each securities exchange upon which the Securities of such series are listed and also with the Commission. The Company will notify such Trustee when such series of Securities is listed on any securities exchange and of any delisting thereof.

SECTION 704. Reports by Company.

The Company will:

(1) file with the Trustee for the Securities of such series, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee for the Securities of such series and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to all Holders of Securities of each series, as provided in Section 703(c), within 30 days after the filing thereof with the Trustee for the Securities of such series, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee for the Securities of such series pursuant to this Section is for informational purposes only and such Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 705. Statement by Officers as to Event of Acceleration.

The Company shall deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company becomes aware of the occurrence of (i) any Event of Acceleration or an event which, with notice or the lapse of time or both, would constitute an Event of Acceleration, (ii) any default in payment when due of principal or interest on a series of Securities (including, in either case, any Additional Amounts, if applicable), or (iii) any default in the performance by the Company of any obligation under this Indenture or the Securities, an Officer’s Certificate setting forth the details of such Event of Acceleration or default and the action which the Company proposes to take with respect thereto.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of Japan and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to each such Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, (including all additional amounts, if any, payable pursuant to Sections 516 or 1008) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Acceleration with respect to any series of Securities, and no event which, after notice or lapse of time, or both, would become an Event of Acceleration with respect to any series of Securities, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee for each series of Securities an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities and, in the event of any such consolidation, merger, conveyance or transfer, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up, or liquidated.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Company, when authorized by a Company Resolution, and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(2) to add to the covenants of the Company, for the benefit of the Holders of all or any particular series of Securities (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Acceleration with respect to any or all series of Securities (and, if any such Event of Acceleration applies to fewer than all series of Securities, stating each series to which such Event of Acceleration applies); or

(4) to add to, change or eliminate any of the provisions of this Indenture, provided, however, that any such addition, change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(5) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than JPMorgan Chase Bank, N.A., as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(7) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; or

(8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities permitted by the terms of such Securities; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(9) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; or

(10) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein; or

(11) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the Securities of any series or to surrender any right or power herein conferred upon the Company; or

(12) to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular series as stated in an Officers’ Certificate; or

(13) to provide for the issuance of Securities in bearer form with coupons as well as fully registered form.

SECTION 902. Supplemental Indentures With Consent of Holders.

The Company, when authorized by a Company Resolution, and the Trustee for the Securities of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such Securities under this Indenture, but only with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Company and the Trustee for Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 1008 (except as permitted by Section 901(1)) or reduce the amount of the principal of a Discounted Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the Place of Payment or the currency in which any Security or the interest thereon is payable (or the right of selection thereof), or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(2) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3) modify any of the provisions of this Section or Section 513 or 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1007, or the deletion of this proviso, in accordance with the requirements of Sections 609, 611(b), 901(6) and 901(7).

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee for any series of Securities shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee for any series of Securities may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by such Trustee in exchange for Outstanding Securities of such series.

After any supplemental indenture under this Article becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal (and Premium, if any) and Interest, if any.

The Company agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay in the currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)) the principal of (and premium, if any) and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series and this Indenture. The interest, if any, due in respect of any temporary or permanent global Security, together with any additional amounts payable in respect thereof, as provided in the terms and conditions of such Security, shall be payable, subject to the conditions set forth in Section 1008, only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for a series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee for the Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee for the Securities of that series with the address thereof, such presentations (to the extent permitted by law), and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Company will give prompt written notice to the Trustee for the Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency.

If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any particular series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee for the Securities of such series of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any particular series of Securities, it will, not later than a date agreed upon between the Company and any such Paying Agent (in any event not later than the applicable due date), deposit with a Paying Agent for the Securities of such series a sum (in the currency described in the preceding paragraph) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any particular series of Securities other than the Trustee for the Securities of such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give such Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (or premium, if any) and interest, if any, on Securities of that series; and

(3) at any time during the continuation of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Securities of any series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee for the Securities of any series or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Security of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that such Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Security in the manner set forth in Section 106, or may, in its discretion, in the name and at the expense of the Company, cause to be published at least once in a newspaper published in the English language, customarily on each Business Day and of general circulation in New York, New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company.

SECTION 1004. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1005. Statements as to Compliance.

The Company will deliver to the Trustee for each series of Securities, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that:

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

(2) to the best of his knowledge, based on such review, the Company is in compliance with all conditions and covenants under this Indenture and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof.

For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 1006. Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1007. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 to 1006, if before or after the time for such compliance the Holders of more than 66 2/3% in principal amount of the Outstanding Securities of each series of Securities affected by the omission shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

SECTION 1008. Payment of Additional Amounts.

All payments of the principal of and interest on any Security by the Company will be made without deduction or withholding for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Japan or any of its political subdivisions or taxing authorities, unless the withholding or deduction of the taxes or duties is required by law or regulation or by the official interpretation of the relevant law or regulation. In that event, the Company will pay to each Holder of such Security the additional amounts as may be necessary in order that each net payment on such Security after the deduction or withholding will not be less than the amount provided for in such Security to be then due and payable, provided, however, that the foregoing obligations to pay these additional amounts will not apply to:

(a) any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between the Holder or the beneficial owner of the applicable Security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the Holder or beneficial owner of, if the Holder or beneficial owner is an estate, trust, partnership or corporation) and the applicable taxing jurisdiction imposing the tax, assessment or other governmental charge, other than the mere receipt of payments in respect of a Security or the holding or ownership of a Security or beneficial interest therein; or (2) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Securities;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of the Securities with a request of the Company addressed to the Holder (1) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner or (2) to make any declaration or other similar claim to satisfy any information or reporting requirement, which in the case of (1) or (2), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

(e) any combination of items (a), (b), (c) and (d) above;

nor shall additional amounts be paid with respect to any payment of principal or any interest on any Security to any Holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such Security to the extent the payment would be required by the laws of a taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to these additional amounts had it been a Holder.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) and interest, if any, on any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in the terms of such Securities and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

At least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal (and premium, if any) and interest, if any, if there has been any change with respect to the matters set forth in the below mentioned Officer’s Certificate, the Company will furnish the Trustee for that series of Securities and the Company’s principal Paying Agent or Paying Agents, if other than such Trustee, with an Officer’s Certificate instructing such Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) and interest, if any, on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge referred to above or described in the Securities of that series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to the Trustee for such series of Securities or such Paying Agent such additional amounts as may be required pursuant to the terms applicable to such series. The Company covenants to indemnify the Trustee for such series of Securities and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 1008.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of This Article.

Redemption of Securities of any series as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

The Junior Subordinated Securities have no Stated Maturity and will only be redeemable (i) at the election of the Company if specified in the form of Security for such series, (ii) by way of tax redemption in accordance with this Article and the form of Security for such series or (iii) upon occurrence of an Event of Acceleration with respect to such Junior Subordinated Securities as and to the extent provided in Article 5. The Senior Subordinated Securities will be redeemable at the election of the Company for such Series of Securities.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to an Officer’s Certificate. In case of any redemption at the election of the Company of less than all of the Securities of any particular series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee for the Securities of such series) notify such Trustee by Company Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to such Trustee such documentation and records as shall enable such Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee for Securities of such series with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Company may select the series to be redeemed, and if less than all the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 nor less than 30 days prior to the Redemption Date by the Trustee for the Securities of such series, from the Outstanding Securities of that series not previously called for redemption, pro rata or by lot (as the Company may elect) or by such method as such Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series, or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than the minimum authorized denomination for Securities of that series pursuant to Section 302 in the currency in which the Securities of such series are denominated.

The Trustee for the Securities of any series to be redeemed shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106 not later than the thirtieth day and not earlier than the sixtieth day prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date,

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(6) the CUSIP, ISIN or other similar number for such series, if any, and

(7) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee for such Securities in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price.

Not later than the date agreed upon between the Company and the Trustee or any Paying Agent (and, in any event, not later than the applicable Redemption Date), the Company shall deposit with the Trustee for the Securities to be redeemed or with a Paying Agent for such Securities (or, if the Company is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 1003) an amount of money in the currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such Series and except as provided in Sections 311(b), 311(d) and 311(e)) sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency in which the Securities of such series are payable (except as otherwise provided pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)) and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Security for redemption in accordance with said notice, such Security or specified portions thereof shall be paid by the Company at the Redemption Price, provided, however, that unless otherwise specified as contemplated by Section 301, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of Discounted Securities, the Security’s Yield to Maturity).

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and such Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108. Tax Redemption.

(a) Unless otherwise specified pursuant to Section 301, Securities of any series may be redeemed for cash at the option of the Company in whole, but not in part, at any time, at a Redemption Price equal to the principal amount of such Security, together with accrued interest to the date fixed by the Company for redemption and additional amounts, if the Company determines and certifies to the applicable Trustee immediately prior to the giving of the notice that, as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Japan or the jurisdiction of organization of any successor entity (or any political subdivision or taxing authority of such jurisdiction) affecting taxation, or any change in the official position regarding the application or interpretation of these laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment application or interpretation becomes effective on or after the date of the applicable prospectus (or on or after the date a successor assumes our obligations hereunder), the Company is, or on the next Interest Payment Date would be, required to pay any additional amounts for such Security that cannot be avoided by measures reasonably available to the Company; provided that no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make the withholding if a payment in respect of the Security were then due. Prior to the publication and mailing of any notice of redemption of the Securities pursuant to the foregoing, the Company will deliver to the applicable Trustee an Opinion of Counsel or an opinion of a tax consultant of recognized standing to the effect that the circumstances referred to above exist. The applicable Trustee shall accept such Opinion of Counsel or tax opinion, as the case may be, as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

ARTICLE TWELVE

RESERVED

ARTICLE THIRTEEN

SUBORDINATION

SECTION 1301. Subordination of Senior Subordinated Securities.

Securities specified as Senior Subordinated Securities in or pursuant to the Company Resolution relating to such series of Securities will be direct, unconditional, subordinated and unsecured obligations of the Company and will rank pari passu among themselves. If a Subordination Event occurs and is continuing, any Senior Subordinated Securities will be subordinated in right of payment to all Senior Indebtedness of the Company and, accordingly, no payment will be made on the Senior Subordinated Securities (except for such amounts which shall have become due and payable prior to the date on which a Subordination Event shall have occurred) unless and until a Condition for Payment shall have occurred.

SECTION 1302. Subordination of Junior Subordinated Securities.

Securities specified as Junior Subordinated Securities in or pursuant to the Company Resolution relating to such series of Securities will be direct, unconditional, subordinated and unsecured obligations of the Company and will rank pari passu among themselves. If a Subordination Event occurs and is continuing, any Junior Subordinated Securities will be subordinated in right of payment to all Priority Indebtedness of the Company (including all Senior Subordinated Securities) with the intent that the claims of Holders of Junior Subordinated Securities rank immediately ahead of the claims of the highest ranking shareholders of the Company as to distribution of residual assets and after all claims in respect of Priority Indebtedness of the Company (including Senior Subordinated Securities).

Accordingly, upon the occurrence of a Subordination Event and so long as such Subordination Event is continuing, no payment in respect of principal of, or interest on, the Junior Subordinated Securities (except for amounts which shall have become due and payable prior to the date on which the Subordination Event shall have occurred) shall be made by the Company unless and until a Condition for Liquidation Payment shall have occurred and then only to the extent that the aggregate of (i) the amount in respect of principal of the Junior Subordinated Securities (except for amounts which shall have become due and payable prior to the occurrence of such Condition for Liquidation Payment), (ii) the amount in respect of interest on the Junior Subordinated Securities (except for amounts which shall have become due and payable prior to the occurrence of such Condition for Liquidation Payment) and (iii) the liquidation distributions in respect of all Liquidation Parity Securities shall not exceed the liquidation distributions that would have been paid from the assets of the Company had such principal, interest and all such Liquidation Parity Securities been preference shares of the Company ranking most senior in priority of payment as to liquidation distributions.

SECTION 1303. Reimbursement of Excess Payment.

Any Holder of a Senior Subordinated Security or a Junior Subordinated Security by acceptance of such Security shall thereby agree that (i) if any payment on such Security is made to such Holder after the occurrence of a Subordination Event and the amount of such payment shall exceed the amount if any, that should have been paid to such Holder upon the proper application of the subordination provisions of such series of Senior Subordinated Securities or Junior Subordinated Securities, as the case may be, the payment of such excess amount shall be deemed null and void and such Holder shall be obligated to return the amount of the excess payment within ten days of receiving notice of the excess payment and (ii) upon the occurrence of a Subordination Event and so long as such Subordination Event shall continue, such Holder shall not be entitled to exercise any right to set off any liabilities of the Company under the Senior Subordinated Securities or the Junior Subordinated Securities, as the case may be, (except for such amounts which have become due and payable prior to the date on which the Subordination Event shall have occurred) against any liabilities of such Holder owed to the Company:

(A) in the case of Senior Subordinated Securities, unless and until the liabilities of the Company under the Senior Subordinated Securities have become payable pursuant to the proper application of the subordination provisions of the Senior Subordinated Securities and then only to the extent of such liabilities of the Company to such Holder; and

(B) in the case of the Junior Subordinated Securities, at any time.

SECTION 1304. No Amendment.

No amendment or modification of this Indenture which is prejudicial to any present or future creditor in respect of any Senior Indebtedness or Priority Indebtedness of the Company shall be made to the provisions of Section 1301 or 1302 in any respect. In no event shall any such amendment or modification be effective against such creditor.

SECTION 1305. Provisions Solely to Define Relative Rights.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness, in the case of Senior Subordinated Securities, and Priority Indebtedness, in the case of Junior Subordinated Securities, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall, (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any additional amounts pursuant to Section 1008) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness or Priority Indebtedness, as the case may be; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness or Priority Indebtedness.

SECTION 1306. Trustee to Effectuate Subordination.

Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

SECTION 1307. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company pursuant to the Bankruptcy Law, the Reorganization Law or the Civil Rehabilitation Law, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such proceeding is pending, or a certificate of the Administrator, trustee in bankruptcy, receiver, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness or Priority Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1308. Trustee not Fiduciary for Holders of Senior Indebtedness or Priority Indebtedness.

With respect to the holders of Senior Indebtedness and Priority Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness or Priority Indebtedness (other than in its role as Trustee hereunder with respect to the Senior Subordinated Securities) shall be read into this Indenture against the Trustee.

The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Priority Indebtedness (other than in its role as Trustee hereunder with respect to the Senior Subordinated Securities) and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any such holders of Senior Indebtedness or Priority Indebtedness, as the case may be, shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness or Priority Indebtedness (other than in its role as Trustee hereunder with respect to the Senior Subordinated Securities), the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations shall be read into this Indenture against the Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received no later than two (2) Business Days prior to such payment written notice thereof from the Company or from one or more holders of Senior Indebtedness or Priority Indebtedness, as the case may be, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such fact exists. Anything herein to the contrary notwithstanding, unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive any such payment and to apply the same for the purpose for which it was received, and shall not be affected by an notice to the contrary which may be received by it within two (2) Business Days prior to such payment.

SECTION 1309. Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article Four by the Trustee for the payment of principal of, premium, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or Priority Indebtedness, as the case may be, of the Company or subject to the restrictions set forth in this Article Thirteen and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or Priority Indebtedness, as the case may be, or any other creditor of the Company.

The Trustee shall be entitled to all rights set forth in this Article with respect to any Senior Indebtedness or Priority Indebtedness, as the case may be, at any time held by it, to the same extent as any other holder of Senior Indebtedness or Priority Indebtedness, as the case may be. Nothing in this Article shall deprive the Trustee of any of its rights as any such holder. Nothing in this Article shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 506 or Section 607.

* * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture dated as of                     , 2006 to be duly executed all as of the         day of                     , 2006.

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Name:
Title: